Exhibit 99.1

NEWS RELEASE

ICF International to Acquire Macro International Inc.

•	Provides Significant Scale in the Federal Health Market

•	Creates Substantial Cross-Selling Potential through Complementary Clients and Capabilities

•	Adds Annualized Revenue of $150 million; Backlog of $452 million

•	Acquisition Is Expected to Be Slightly Accretive in 2009

FOR IMMEDIATE RELEASE

Investor Contact: Lynn Morgen, lynn.morgen@mbsvalue.com, 212.750.5800

Media Contact: Stacey Hohenberg, shohenberg@icfi.com, 703.218.2504

Fairfax, Va. (March 30, 2009)—ICF International (NASDAQ:ICFI) announced today that it has signed a definitive agreement to purchase Macro International Inc. (Macro), an advisory, implementation, and evaluation services firm providing research-based solutions to U.S. federal government agencies in health and other areas. For 2008, Macro had unaudited revenues and EBITDA1 margin of approximately $150 million and 12 percent, respectively. The cash purchase price will be approximately $155 million, prior to the net present value of a tax benefit of approximately $26 million. The purchase will be funded through ICF’s existing bank credit line.

Founded in 1966, Macro provides research and evaluation, management consulting, marketing communications, and information services to key agencies of the federal government, including the Department of Health and Human Services (including the Centers for Disease Control and Prevention, National Institutes of Health, and the Substance Abuse and Mental Health Services Administration) and the Departments of State, Education, and Veterans Affairs. Headquartered in the Washington, D.C., metropolitan area, Macro has more than 700 full-time employees and operates through nine offices. In 1999, Macro was acquired by Opinion Research Corporation, which was acquired by infoGroup in 2006.

“This transaction illustrates an important element of ICF’s growth strategy—to acquire profitable, high-quality firms that provide significant growth potential and cross-sell opportunities in our key markets,” said Sudhakar Kesavan, ICF Chairman and CEO. “Macro is an excellent strategic fit for ICF, adding capabilities and clients in one of the largest of our market segments—health, human services, and social programs—which is among the most important areas of the Obama Administration’s focus,” he noted.

ICF’s acquisition of Macro brings significant scale and additional clients and capabilities to the combined entity:

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Combined scale in the health market: Macro adds strong qualifications, contracts, relationships, and experience in federal health-related programs and research. When combined with ICF’s capabilities in human services and health-related information technology services, ICF will offer a full-service array of advisory, implementation, and evaluation services in this vast and critical area. Macro is a quality firm with a long tradition of excellence that gives ICF significant presence in one of the largest areas of government policy focus.

[1]	EBITDA (earnings before interest, taxes, depreciation, and amortization) is a non-generally accepted accounting principles (GAAP) measurement, which adds depreciation and amortization to operating income to derive EBITDA.

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Complementary clients: Macro has a deep, long-standing presence in a number of federal agencies that complements, yet rarely overlaps, with ICF’s current business. These agencies include the Substance Abuse and Mental Health Services Administration, the Centers for Disease Control and Prevention in the Department of Health and Human Services, the National Science Foundation, and the Departments of State and Veterans Affairs.

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Complementary capabilities: Macro has substantial expertise and experience in research and evaluation in the areas of HIV/AIDS, chronic disease prevention, international health, behavioral health, and health communications. These areas of expertise complement ICF’s capabilities in health policy, health information technology, information clearinghouse support, strategic communications, organizational planning and design, and training and technical assistance.

Outlook

ICF is revising its 2009 guidance to reflect a nine-month contribution from the Macro acquisition, which is expected to be completed shortly. ICF now expects revenues for the year to range from $645 million to $675 million, and reaffirms its expectation that ICF’s core business organic growth will be more than 15 percent compared to 2008 levels. Based upon planned investment spending in the acquisition in 2009, ICF is maintaining its EBITDA margin guidance for the year in the range of 9-10 percent.

Conference Call Information

ICF’s management will host a conference call today, March 30, 2009, at 8:30 a.m. Eastern time to discuss the Macro acquisition. To participate in the conference call, please dial in to one of the following numbers approximately 10 to 15 minutes prior to the scheduled call:

U.S. Participants	1.800.860.2442
Global Toll	1.412.858.4600

A playback of the call will be available from one hour after the call until April 7, 2009, at 9:00 a.m. and may be accessed by dialing:

U.S. Participants	1.877.344.7529
Global Toll	1.412.317.0088
Conference Number	382455

To participate in the webcast, register at: http://services.choruscall.com/links/icfi090323.html or http://investor.icfi.com at least 15 minutes prior to the webcast and download and install any necessary software. An archive of the webcast will be available for one year following the live event.

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, climate change, environment, transportation, social programs, health, defense, and emergency management markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,000 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. These statements include those that refer to ICF’s current expectations about the acquisition of Macro. Although ICF believes its expectations are based on what management believes to be reasonable assumptions, they cannot assure the expectations reflected in this document will be achieved as they are subject to risks and uncertainties that are difficult to predict and may be outside of ICF’s control. Such risks and uncertainties include the possibility that the benefits anticipated from the Macro transaction will not be fully realized; the possibility the transaction may not close; and other risks in connection with the proposed transaction.

In relation to ICF’s business, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. federal government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, termination, or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy and air transportation sectors of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.